Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 10, 2018, in the Registration Statement (Form S-1) and related Prospectus of Allakos Inc. dated June 22, 2018.

/s/ Ernst & Young LLP

Redwood City, California

June 22, 2018